 Exhibit 99.1

National Automation Services

Appoints Additional Independent Directors

LAS VEGAS, NV -- (June 9, 2015) –National Automation Services, Inc. ("NAS" or “Company”) (OTC: NASV) a growing oil and gas services company, today announced the appointment of two additional directors, John Merkel and Brent Robbins.

John Merkel, an engineer, has held upper management positions in many oil and gas production companies over his 25 plus year career. Since 2012, Mr. Merkel has served as a Drilling Superintendent for Triangle Petroleum Corporation, a vertically integrated energy company, where he oversees all aspects of well site drilling. Prior to that from 2011 to 2012, Mr. Merkel served as Wellsite Supervisor for Fidelity Exploration & Production Company, an oil and gas company that is part of the MDU Resources Group, where he supervised onsite drilling operations. From 2006 to 2011, Mr. Merkel served in a variety of drilling operations/engineering roles for Anardarko Petroleum Corporation, one of the largest independent exploration and production companies. Prior to this, Mr. Merkel has served in supervision/engineering roles with Northwestern Energy and Montana Power Company. Mr. Merkel holds a B.S. and M.S. in Petroleum Engineering from Montana Tech.

Brent Robbins, a CPA, brings over 25 years of accounting experience in the oilfield, construction, banking, securities, insurance, technology, entertainment and healthcare industries. Since 2010, Mr. Robbins has been principal of his own accounting practice where he specializes in tax planning and preparation, providing CFO services, and business consulting. Prior to that, Mr. Robbins served in a variety of accounting roles including serving as tax manager, CFO for hire and principal of an accounting practice. Mr. Robbins began his accounting career at KPMG in the tax department. Mr. Robbins obtained a B.S. in Accounting from Brigham Young University and graduated from the University of Utah with a Masters of Professional Accountancy in Taxation.

Bob Chance, President and Chief Executive Officer, commented, “We are pleased to welcome John Merkel and Brent Robbins to the NAS Board which follows the recent appointment of John McKeachnie. They both bring a wealth of experience and knowledge to the NAS team. We believe their contributions will greatly benefit the Company and shareholders as we strive to meet our strategic goals of building the Company, with aspirations of up-listing to a national securities exchange in the near future.”

For further information about the Company please visit National Automation Services, read our SEC filings at NASV SEC Filings and subscribe to Email Alerts at Subscribe Today (bottom of the web-page) to receive company news and shareholder updates.

About National Automation Services, Inc.

National Automation Services is building a portfolio of complementary oil and gas services through acquisitions. Through its subsidiary, JD Field Services, Inc., the Company provides oilfield services to the oil and gas industry in the United States. It primarily focuses on drilling services, operation services, and maintenance services of the well-site activities.

Forward Looking Statements

This press release may contain forward-looking. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as "may," "could," "should," "expect," "plan," "project," "strategy," "forecast," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," or similar expressions help identify forward-looking statements. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, development of new products or services, enhancements or technologies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that any such forward-looking statement are not guarantee of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the Company's reports filed with the SEC. The foregoing list of factors is not complete and the Company does not undertake to update any forward-looking statements that it may make except as required by applicable law.

Investor Relations Contact:

The Olibri Group	IR Consulting Services
Briggs Smith	Alan Stamper
813-438-5225	727-771-8773
info@olibrigroup.com	alanstamper@gmail.com